EXHIBIT E

                                                         EXECUTION VERSION







                          SHARE PURCHASE AGREEMENT

                                BY AND AMONG

                    GENERAL ATLANTIC PARTNERS II, L.P.,

                     GENERAL ATLANTIC PARTNERS V, L.P.,

                    GENERAL ATLANTIC PARTNERS 10, L.P.,

                      GAP COINVESTMENT PARTNERS, L.P.

                                    AND

                                INVENSYS PLC

                          SHARE PURCHASE AGREEMENT
                          ------------------------

The undersigned:
---------------

1. General Atlantic Partners II, L.P., a limited partnership, organized under the laws of Delaware, ("GAP II"),

2.        General  Atlantic  Partners  V,  L.P.,  a  limited   partnership,
          organized under the laws of Delaware, ("GAP V"),

3. General Atlantic Partners 10, L.P., a limited partnership, organized under the laws of Delaware, ("GAP 10"),

4. GAP Coinvestment Partners, L.P., a limited partnership, organized under the laws of New York, ("GAP", and together with GAP II, GAP V, and GAP 10, are referred to individually as "Seller" and collectively as "Sellers"),

and

5. Invensys plc, a public limited liability company organized under the laws of England and Wales, (the "Purchaser").



whereas:
-------

a. GAP II is the legal and beneficial holder of 167,786 ordinary shares (as further defined below, the "Shares") in the capital of Baan Company N.V., with its corporate seat in Barneveld, the Netherlands and its address at 3771 LK Barneveld, at the Baron van Nagellstraat 89, (the "Company");

b. GAP V is the legal and beneficial holder of 4,525,562 ordinary shares in the capital of the Company;

c. GAP 10 is the legal and beneficial holder of 167,376 ordinary shares in the capital of the Company;

d. GAP is the legal and beneficial holder of 244,846 ordinary shares in the capital of the Company; and

e. On or about May 31, 2000, the Purchaser and the Company intend to announce the terms of an offer by the Purchaser for all the issued and outstanding ordinary shares in the Company (the "Offer").

hereby agree as follows:
-----------------------

Subject
-------

Clause 1
--------

1.1 GAP II hereby sells 167,786 ordinary shares in the Company's capital, each share with a par value of NLG 0.06 (the "GAP II Shares") to the Purchaser and the Purchaser hereby purchases the GAP II Shares from GAP II.

1.2 GAP V hereby sells 4,525,562 ordinary shares in the Company's capital, each share with a par value of NLG 0.06 (the "GAP V Shares") to the Purchaser and the Purchaser hereby purchases the GAP V Shares from GAP V.

1.3 GAP 10 hereby sells 167,376 ordinary shares in the Company's capital, each share with a par value of NLG 0.06 (the "GAP 10 Shares") to the Purchaser and the Purchaser hereby purchases the GAP 10 Shares from GAP 10.

1.4. GAP hereby sells 244,846 ordinary shares in the Company's capital, each share with a par value of NLG 0.06 (the "GAP Shares" and together with the GAP II Shares, the GAP V Shares, and the GAP 10 Shares, the "Shares") to the Purchaser and the Purchaser hereby purchases the GAP Shares from GAP.

1.5 The purchase price per Share (the "Purchase Price") shall be the U.S. dollar equivalent of the price per Share offered by the Purchaser for all ordinary shares of the Company pursuant to the Offer, which the parties hereto agree is $2.65 per Share (based on an Offer price of 2.85 euros per Share and a euro:dollar conversion rate of .9301), provided that the Purchase Price shall be subject to adjustment if, after the execution of this agreement, but prior to the announcement of the Offer, the 2.85 euros per Share to be offered pursuant to the Offer shall be modified or changed.

Closing
-------

Clause 2
--------

2.1. The Closing shall take place on May 31, 2000, or at a later day and at a time to be determined by the Purchaser and the Sellers.

2.2.      At the Closing, the following actions shall be performed:

          a. In case of registered Shares: each Seller and the Purchaser shall execute a deed of transfer of the Shares and each Seller shall cause the Company to acknowledge the transfer of the Shares.

          b. In case of bearer shares: each Seller shall instruct its bank(s) to transfer the Shares to the (securities) account of the Purchaser as indicated by the Purchaser.

          c. The Purchaser shall pay the Purchase Price in U.S. dollars to each of the Sellers by wire transfer of immediately available funds to the account of each Seller designated on Schedule A hereto.

2.3. The amount due must be credited to that bank account not later than on the day of the Closing with same day value. The cost of making the payment shall be for the account of the Purchaser.

2.4. If any Seller fails to perform any action required from it under subclause 2, the Purchaser may, at its option and without prejudice to any of its other rights and claims (including, also if this agreement is terminated, any right to payment of damages):

          a. demand that such Seller performs the relevant actions on a day and at a time to be determined by the Purchaser; or

          b.   terminate this agreement.

Warranties
----------

Clause 3
--------

3.1. Each of the Sellers severally (and not jointly) warrants to the Purchaser that, both at the time that this agreement is made and at the time of the Closing, the following statements (the "Warranties") are true and correct:

          -    such Seller is the beneficial owner of record of the Shares;

          -    the Shares are fully paid;

          - all of the Shares are owned by Seller free and clear of all encumbrances;

          - no person other than such Seller has any claim, whatsoever, in respect of any of the Shares;

          - such Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority to execute, deliver and perform its obligations under this agreement;

          - the execution, delivery and performance by such Seller of this agreement and the transactions contemplated hereby have been duly authorized by all necessary action of such Seller;

          - this agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

3.2. The Sellers shall have no right to rely on the argument that, at the time that this agreement was made or at the time of the Closing, the Purchaser knew or should have known that a breach of the Warranties existed.

3.3 Purchaser hereby represents and warrants to the Sellers, both at the time that this agreement is made and at the time of the Closing, as follows:

          - Purchaser is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority to execute, deliver and perform its obligations under this agreement.

          - The execution, delivery and performance by the Purchaser of this agreement and the transactions contemplated hereby have been duly authorized by all necessary action of the Purchaser.

          - This agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          - All of the Shares will be acquired for the Purchaser's own account for investment purposes and will not be acquired by the Purchaser with a view to public distribution thereof in violation of the Securities Act of 1933, as amended.

Liability for Warranties
------------------------

Clause 4
--------

4.1       Each of the Sellers shall be severally, but not jointly, liable.

4.2 If a breach of the Warranties becomes apparent after the Closing, the Purchaser may demand that the Seller pay to the Purchaser the difference between the market value of the Shares had there been no breach of the Warranties and the actual market value of the Shares, which amount shall not exceed (i) in the case of GAP II, $444,632.90; (ii) in the case of GAP V, $11,992,739.30; (iii) in the case of GAP 10, $443,546.40; and (iv) in the case of GAP, $648,841.90, provided that these amounts shall be subject to adjustment in the event the Purchase Price is modified as contemplated by clause 1.5.

4.3 Subject to clause 4.2, if any person has any claim against the Purchaser which he would not have had had there been no breach of Warranties, the Purchaser shall also be entitled to be compensated for any damages suffered by him as a result thereof.

No forfeiture of rights
-----------------------

Clause 5
--------

5.1 Unless this agreement provides otherwise, any entitlement of the Purchaser to any right derived from this agreement shall be without prejudice to any other rights and claims under this agreement and all rights and claims at law. No right of the Purchaser under this agreement or by law shall be affected by a failure to invoke that right or to protest against any Sellers' failure to perform an obligation.

Binding effect and entire agreement; amendment
----------------------------------------------

Clause 6
--------

6.1. This agreement shall not have any legal effect until each party has validly executed this agreement.

6.2. If part of this agreement is or becomes invalid or non-binding, the parties shall remain bound to the remaining part. The parties shall replace the invalid or non-binding part by provisions which are valid and binding and the legal effect of which, given the contents and purpose of this agreement, is, to the greatest extent possible, similar to that of the invalid or non-binding part.

6.3. After the Closing, this agreement may not be rescinded in whole or in part.

6.4. After this agreement terminates, for whatever reason, clauses 6.8 and 8 shall remain effective. In the event of the termination of this agreement prior to Closing, none of the parties hereto shall have any liability for consequential, speculative, indirect, unforeseeable or punitive damages or any lost profits.

6.5. This agreement contains the entire agreement of the parties in relation to its subject matter.

6.6. This agreement contains no stipulations for the benefit of a third party which could be invoked by a third party against a party to this agreement.

6.7. This agreement may only be amended or supplemented in writing executed by both parties.

6.8 All costs and expense in connection with this agreement and the transactions contemplated hereby shall be provided by the party incurring such costs and expenses.

Assignment of rights and obligations
------------------------------------

Clause 7
--------

7.1 A party may assign or procure the assumption of, as the case may be, rights and obligations under this agreement to or by a third party only with the prior written consent of the other party.

Governing law; competent court
------------------------------

Clause 8
--------

8.1. This agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law)

8.2. Each of Purchaser and Seller hereby irrevocably and unconditionally consents to submit to the jurisdiction and venue of the United States District Court for the Southern District of New York or any court of the State of New York located in the County of New York (the "New York Courts") for any litigation arising out of or relating to this agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

8.3.      Subclauses  1 and 2 shall  also  apply  to  disputes  arising  in connection with agreements which are connected with this agreement, unless the relevant agreement expressly provides otherwise.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized representative to execute this agreement as of May 30, 2000

          GENERAL ATLANTIC PARTNERS II, L.P.

          By: GENERAL ATLANTIC PARTNERS, LLC, its general partner

          By:  /s/ Matthew Ninetz
              ---------------------------

          Name:  Matthew Ninetz
          Title: A Managing Member



          GENERAL ATLANTIC PARTNERS V, L.P.

          By: GENERAL ATLANTIC PARTNERS, LLC, its general partner

          By:  /s/ Matthew Ninetz
              ---------------------------

          Name:  Matthew Ninetz
          Title: A Managing Member



          GENERAL ATLANTIC PARTNERS 10, L.P.

          By: GENERAL ATLANTIC PARTNERS, LLC, its general partner

          By:  /s/ Matthew Ninetz
              ---------------------------

          Name:  Matthew Ninetz
          Title: A Managing Member

and

          GAP COINVESTMENT PARTNERS, L.P.

          By:  /s/ Matthew Ninetz
              ---------------------------

          Name:  Matthew Ninetz
          Title: A General Partner

          INVENSYS PLC

          By:  /s/ John B. Saunders
              ---------------------------

          Name:  John B. Saunders
          Title: Attorney in Fact

                                 SCHEDULE A
                                 ----------

                             Wire instructions:

GENERAL ATLANTIC PARTNERS II, L.P.                            SHARES OWNED:             167,786
----------------------------------------------------------------------------------------------------------

Bank:                 Chase Manhattan Bank

ABA #:                021000021

Account name:         General Atlantic Partners II, L.P.

Account number:



GENERAL ATLANTIC PARTNERS V, L.P.                             SHARES OWNED:           4,525,562
----------------------------------------------------------------------------------------------------------


Bank:                 Chase Manhattan Bank

ABA #:                021000021

Account name:         General Atlantic Partners V, L.P.

Account number:



GENERAL ATLANTIC PARTNERS 10, L.P.                            SHARES OWNED:             167,376
----------------------------------------------------------------------------------------------------------


Bank:                 Chase Manhattan Bank

ABA #:                021000021

Account name:         General Atlantic Partners 10, L.P.

Account number:



GAP COINVESTMENT PARTNERS, L.P.                               SHARES OWNED:             244,846
----------------------------------------------------------------------------------------------------------


Bank:                 Chase Manhattan Bank

ABA #:                021000021

Account name:         GAP Coinvestment Partners, L.P.

Account number: